EXHIBIT 5
                               Opinion of Counsel

Board of Directors
Pennsylvania Commerce Bancorp, Inc.
100 Senate Avenue
P.O. Box 8599
Harrisburg, PA 17001-8599

Re: Registration Statement on Form S-8 relating to 100,000 shares of Common Stock under the Pennsylvania Commerce Bancorp, Inc. 1996 Employee Stock Option Plan

Gentlemen:

This opinion is rendered in connection with the Registration Statement filed on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, under which 100,000 shares of common stock of Pennsylvania Commerce Bancorp, Inc. ("Company"), par value $1.00 per share ("Shares"), are to be registered pursuant to the Pennsylvania Commerce Bancorp, Inc. 1996 Employee Stock Option Plan.

We have reviewed the corporate proceedings relating to the proposed stock offering and such other legal matters as we have deemed appropriate for the purpose of this opinion. We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the Pennsylvania Business Corporation Law. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that may change the opinion expressed herein after the date hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement.

                                                         Very truly yours,
                                                         METTE, EVANS & WOODSIDE

                                                         By /s/ Timothy A. Hoy
                                                         -----------------------
                                                                Timothy A. Hoy